U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2005

Global Diversified Industries, Inc.
(Exact name of registrant as specified in its charter)

  Nevada .
(State or jurisdiction of incorporation
or organization)

333-83231 ..
(Commission File Number

95-471485 ..
(I.R.S. Employer Identification Number

1200 Airport Drive, Chowchilla, California     93610
   (Address of principal executive offices)    (Zip Code)

Registrant’s telephone number: (559) 665-5800

.
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 11, 2005, Global Modular Inc (“Global”), a wholly owned subsidiary of the Registrant, agreed to acquire certain assets, including intellectual properties, from Impact Modular Leasing (“Impact”) through an Asset Purchase Agreement (“Agreement”). Impact had acquired the assets from a bankruptcy auction of Aurora Modular Industries, Inc.

As consideration, Global issued to Impact a secured promissory note (the “Note”) for Five Hundred Thousand Dollars ($500,000) bearing interest at five (5) percent per annum. The Note is payable as follows: Three Hundred Thousand Dollars ($300,000.00) plus accrued interest on the unpaid balance on March 10, 2006 and Two Hundred Thousand Dollars ($200,000.00) plus accrued interest on the unpaid balance on March 10, 2007. Impact has the option of receiving Five Million Shares of Common Stock of the Registrant in lieu of the March 10, 2007 payment.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Diversified Industries, Inc

Dated: March 15, 2005

By: /s/ Phillip O Hamilton
Phillip O. Hamilton, Chairman & CEO